UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):     November 7, 2005

LINENS 'N THINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12381	22-3463939
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Brighton Road, Clifton, New Jersey	07015
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (973) 778-1300

              Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

1. Transaction Incentive Arrangements

In consideration of the substantial services performed to date and that will continue to be performed by the below listed executive officers in connection with the strategic review process leading up to the acquisition of Linens ’n Things, Inc. (the “Company”) by Apollo Management, L.P pursuant to the Merger Agreement dated as of November 8, 2005 (the “Merger Agreement”), on November 7, 2005, the Compensation Committee of the Board of Directors approved transaction incentive payments to two executive officers of the Company.  The Company will provide such additional compensation as follows:  (1) payable upon the execution of the Merger Agreement, William T. Giles, $250,000 and Brian D. Silva, $125,000; and (2) payable upon the closing and consummation of the merger under the Merger Agreement or any termination of employment by the Company other than for “Cause”, William T. Giles, $250,000 and Brian D. Silva, $125,000.

Copies of the transaction incentive agreements are attached as Exhibits 10.1 and 10.2.

2. Clarification of Long-Term Incentive Program

As specifically described in the Compensation Committee Report included in the Company’s 2005 Proxy Statement, the Compensation Committee of the Board of Directors had previously replaced the long-term incentive component of the Company’s compensation incentive program with the addition of an equity award opportunity as part of the annual incentive compensation program, resulting in the annual incentive program currently comprised of two components, a cash incentive opportunity and an equity incentive opportunity, with one performance goal established for the entire annual incentive compensation award program.  The target rates against base salary for those members of management covered by the annual incentive program are made up of a target award opportunity rate against base salary for the “cash” incentive award portion (which is the same target incentive award opportunity rate as had existed for the annual “cash” incentive award) and a target incentive award opportunity rate against base salary for the “equity” incentive award portion (which is the same target award opportunity rate against base salary as had existed under the long-term incentive award program).

In connection with such previous modification of the incentive program, the employment agreements (“employment agreements”) for each of Norman Axelrod, William Giles, Brian Silva and David Coder were modified by the Compensation Committee of the Board on November 7, 2005 to reflect the previously modified incentive program, as referenced above.  As a result, the reference in Section 6 of the employment agreements to the long-term incentive compensation program is meant to be construed to refer to the current “equity” award component of the annual incentive program, at the same target incentive award opportunity rate against base salary which had applied for the executive under the long-term incentive compensation program, and the reference in Section 10 or 11, as applicable, of the employment agreements to the vesting of outstanding long-term incentive awards and pro rata payment of any such long-term incentive awards based on “target performance” is meant to refer to the “equity” award component of the annual incentive compensation program.

Item 9.01  Financial Statements and Exhibits

(c)       Exhibits

            10.1    Transaction Incentive Agreement by and between Linens ’n Things, Inc. and William T. Giles, dated November 7, 2005.
            10.2    Transaction Incentive Agreement by and between Linens ’n Things, Inc. and Brian D. Silva, dated November 7, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINENS ’N THINGS, INC.
Dated: November 14, 2005	By:	/s/ Brian D. Silva
	Name: Title:	Brian D. Silva Senior Vice President, Human Resources, Administration and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Transaction Incentive Agreement by and between Linens 'n Things, Inc. and William T. Giles, dated November 7, 2005.
10.2	Transaction Incentive Agreement by and between Linens 'n Things, Inc. and Brian D. Silva, dated November 7, 2005.